                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           CARE INVESTMENT TRUST INC.
             (Exact Name of Registrant as Specified in its Charter)

                MARYLAND                                 38-3754322
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        C/O CIT HEALTHCARE LLC
      505 FIFTH AVENUE, 6TH FLOOR
           NEW YORK, NEW YORK                               10017
(Address of Principal Executive Offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                    Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
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COMMON STOCK, PAR VALUE $0.001 PER SHARE              New York Stock Exchange

 If this form relates to the registration of a class of securities

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is effective     of the Exchange Act and is pursuant to
pursuant to General Instruction A.(c),   General Instruction A.(d), please check
please check the following box.  |X|     the following box.  |_|

Securities Act registration statement file number to which this form relates:
333-141634

Securities to be registered pursuant to Section 12(g) of the Act: NONE

                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
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         Care Investment Trust Inc. (the "Registrant") hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder set forth under the heading "Description of
Capital Stock" in the Registrant's prospectus forming part of its Registration
Statement on Form S-11 (File No. 333-141634), as amended (the "Registration
Statement"), filed with the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the common stock under the caption "Certain
Provisions of the Maryland General Corporation Law and Our Charter and Bylaws"
in the Registration Statement.

ITEM 2.  EXHIBITS
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 EXHIBIT NO.                                DESCRIPTION
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      3.1          Form of Articles of Amendment and Restatement of Care
                   Investment Trust Inc. (incorporated by reference to
                   Exhibit 3.1 to the Registration Statement).
      3.2          Form of Amended and Restated Bylaws of Care Investment
                   Trust Inc. (incorporated by reference to Exhibit 3.2 to the
                   Registration Statement).
      4.1          Form of Certificate of Common Stock of Care Investment Trust
                   Inc. (incorporated by reference to Exhibit 4.1 to the
                   Registration Statement).

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                                    SIGNATURE
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 18, 2007

                         CARE INVESTMENT TRUST INC.

                         By:  /s/ Robert O'Neill
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                              Robert O'Neill
                              Chief Financial Officer, Treasurer and Secretary